Exhibit 99.1

For Immediate Release

MOVIE GALLERY NAMES CINDY BAIER AS CHIEF FINANCIAL OFFICER

DOTHAN, Ala., July 23, 2008 – Movie Gallery, Inc. (“Movie Gallery”) today announced that Lucinda (“Cindy”) M. Baier has been named Executive Vice President and Chief Financial Officer of Movie Gallery, effective July 28, 2008. Ms. Baier will report directly to C.J. (“Gabe”) Gabriel, Jr., the Company’s President and Chief Executive Officer.

Ms. Baier succeeds Thomas D. Johnson, Jr., who has served as the Company’s Chief Financial Officer since June 2006. Mr. Johnson, who joined Movie Gallery in April 2004, will be leaving the Company following a brief transition period.

Mr. Gabriel stated, “Cindy is an outstanding addition to our already strong team. Her broad range of financial, operational and strategic experience makes her the ideal candidate to lead our finance and accounting organization. Cindy shares our vision for the future direction of the Company and we are confident that she is well-suited to drive forward the important work already underway to enhance our financial performance.”

Mr. Gabriel added, “I want to thank Thomas for his significant contributions to the Company over the last four years. Thomas has been an invaluable member of our team and we wish him all the best in his future endeavors.”

Ms. Baier was most recently Senior Vice President and Chief Financial Officer of World Kitchen, LLC. She previously served as President and Chief Operating Officer of Whitehall Jewelers Inc., where she strengthened the Company’s overall financial and business management. Earlier in her career, at Sears, Roebuck and Co., Ms. Baier served in a variety of capacities, including General Manager for the company’s Credit and Financial Products business and Chief Financial Officer for Credit and Financial Products, with responsibilities ranging from managing the company’s strategic planning process to negotiating the sale of its Credit business. Ms. Baier, who is a certified public accountant, began her career at Arthur Andersen & Company. She received Bachelor’s and Master’s degrees in Accounting from Illinois State University.

About Movie Gallery

The Company is the second largest North American video rental company with approximately 3,300 stores located in all 50 U.S. states and Canada operating under the brands Movie Gallery, Hollywood Video and Game Crazy. Since Movie Gallery’s initial public offering in August 1994, the Company has grown from 97 stores to its present size through acquisitions and new store openings. For more information about the Company, please visit our website: www.moviegallery.com.

Forward-looking Statements

This press release, as well as other statements made by Movie Gallery may contain forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, that reflect, when made, the Company’s current views with respect to current events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment, which may cause the actual results of the Company to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: (i) the risks and uncertainties associated with the ability to successfully implement Movie Gallery’s Second Amended Plan of Reorganization, as confirmed; (ii) the ability of the Company to operate subject to the terms of the Company’s existing financing obligations; (iii) the direct or indirect effects on our business of our impaired credit; (iv) the ability of the Company to obtain and maintain normal terms with vendors and service providers; (v) the Company’s ability to maintain contracts and leases that are critical to its operations; (vi) the ability of the Company to execute its business plans and strategy, including the operational restructuring initially announced in 2007, and to do so in a timely fashion; (vii) the ability of the Company to attract, motivate and/or retain key executives and associates; (viii) general economic or business conditions affecting the video and game rental and sale industry (which is dependent on consumer spending), either nationally or regionally, being less favorable than expected; (ix) increased competition in the video and game rental and sale industry; and (x) effects of the application of laws or regulations, including changes in laws or regulations or the interpretation thereof. Other risk factors are listed from time to time in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 and subsequent reports filed with the Securities and Exchange Commission. Movie Gallery disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise.

Contacts:

Analysts and Investors: Ted Ceglia, Movie Gallery, Inc., 503-570-1950

Media: Andrew B. Siegel of Joele Frank, Wilkinson Brimmer Katcher, 212-355-4449

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